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                                                        Exhibit B


                  NEES GLOBAL TRANSMISSION, INC.
           Statement of Income and Accumulated Deficit
          For the Twelve Months Ended September 30, 1997
                (Unaudited, Subject to Adjustment)
                      (thousands of dollars)



INCOME
------

Services rendered to nonassociated companies                     $ 1,507
Equity in earnings - HydroServ Group, LLC                            (48)
                                                                 -------
         Total income                                            $ 1,459
                                                                 -------


EXPENSE
-------

Administrative and general expenses                              $ 7,988
Income taxes                                                      (1,966)
                                                                 -------

         Total Expenses                                            6,022


         Net Loss                                                $(4,563)
                                                                 =======

Accumulated deficit at beginning of period                        (4,313)

Accumulated deficit at end of period                             $(8,876)
                                                                 =======